Exhibit 99.1

LianDi Clean Technology Inc. Provides Fiscal 2012 Guidance

Management expects $195.4 million of revenues and $35.5 of net income for fiscal year ending March 31, 2012

BEIJING, April 6, 2011 /PRNewswire-Asia-FirstCall/ —LianDi Clean Technology Inc. (OTC Bulletin Board: LNDT), ("LianDi" or the "Company"), a leading provider of clean technology, downstream flow equipment, engineering services and software to China's leading petroleum and petrochemical companies, today provided preliminary financial projections for the fiscal year ending March 31, 2012.

(Unaudited)	FY2011 Guidance	FY2012 Guidance	YOY % Growth
Revenue	$130 million	$195.4 million	50.3%
Net Income	$25 million	$35.5 million	42%

Management made the following assumptions to arrive at its preliminary forecasts:

Business	Projected Revenue	Projected Gross Margin
Equipment and services	$130 million	20%- 23%
Software	$14 million	60% - 65%
Chemicals	$48 million	8%- 10%
Tank Cleaning	$3.4 million	40%- 50%
Total	$195 . 4 million	20%- 23%

"We expect strong organic growth across each of our businesses in fiscal 2012, driven by strong demand from our two largest customers, Sinopec and China National Petroleum," began Mr. Jianzhong Zuo, Chairman, Chief Executive Officer and President of LianDi. "By meeting key infrastructure needs of the largest oil and gas producers in China, we anticipate our core equipment and software businesses to be key growth conduits. We believe the addition of the sludge treatment services through our partnership with System Kikou will leverage new government mandates to provide incremental, high margin revenue. We are also excited about the long-term growth prospects for our specialty chemicals business, Anhui Jucheng, which expands our product portfolio to another market vertical. We will continue to evaluate ways to expand our product and service portfolio as we move through 2011."

The Company's software business has expanded from what was initially a proprietary system to now include broad based applications with enhanced functionality. In order to meet customer requirements, LianDi has incorporated other developers' software modules into the system architecture and the cost associated will impact margins. Management's goal is to consistently grow this business during the next three years.

The Company's fiscal 2011 year ended on March 31, 2011. LianDi's fiscal 2011 financials will be reported before June 30, 2011.

About LianDi Clean Technology Inc.

LianDi was established in July 2004 to serve the largest Chinese petroleum and petrochemical companies. Through its five operating subsidiaries, Hua Shen Trading (International) Ltd., Petrochemical Engineering Ltd., Bright Flow Control Ltd., Beijing JianXin Petrochemical Engineering Ltd., and Anhui Jucheng Fine Chemicals Co., Ltd., the Company distributes a wide range of customized valves and equipment and provides associated value-added technical and integration service. The Company also develops and markets proprietary optimization software for the polymerization process. In addition, LianDi is focused on the large, rapidly growing, clean technology market for oil refineries, projected to reach over $1 billion in the next 10 years. This market is expected to benefit from favorable Chinese government policies, including tax benefits and other incentives. Through the acquisition of a 51% interest in Anhui Jucheng Fine Chemicals Co., Ltd. in July 2010, the Company manufactures and sells organic and inorganic chemicals to industrial and petrochemicals customers.

Cautionary Statement Regarding Forward-Looking Information

This press release may contain certain "forward-looking statements" relating to the business of LianDi and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding: the impact of the proceeds from the private placement on the Company's short term business and operations; the general ability of the Company to achieve its commercial objectives, including the ability of the Company to sustain growth; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov )

For more information, please contact:

Investor Relations:

HC International, Inc.
Ted Haberfield, Executive VP
Tel:   +1-760-755-2716
Email: thaberfield@hcinternational.net